Exhibit 4.3

CERTIFICATE OF ELIMINATION

OF

SERIES A CONVERTIBLE PREFERRED STOCK

OF

AMERICAN VIRTUAL CLOUD TECHNOLOGIES, INC.

(Pursuant to Section 151(g) of the General Corporation Law

of the State of Delaware)

American Virtual Cloud Technologies, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the “Corporation”), in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, 8 Del. C. §§ 101 et seq. (the “General Corporation Law of the State of Delaware”), DOES HEREBY CERTIFY AS FOLLOWS:

1. That pursuant to Section 151 of the General Corporation Law of State of Delaware and the authority expressly granted to the Board of Directors of the Corporation by the certificate of incorporation of the Corporation, as the same has been amended or amended and restated from time to time from time to time, the Board of Directors of the Corporation, by resolution, duly adopted, authorized the issuance of a series of Preferred Stock of the Corporation designated as Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), and established the voting rights, if any, powers, preferences and relative, participating, optional, special and other rights, if any, and the qualifications, limitations and restrictions, if any, of the Series A Preferred Stock, and on December 13, 2021, filed a Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock of the Corporation with the Secretary of State of the State of Delaware (the “Certificate of Designations”).

2. That no shares of Series A Preferred Stock are outstanding, and no shares thereof will be issued pursuant to the Certificate of Designations.

3. That the Board of Directors of the Corporation has duly adopted the following resolutions:

“WHEREAS, pursuant to Section 151 of the General Corporation Law of the State of Delaware and the authority expressly granted to the Board of Directors of the Corporation pursuant to the certificate of incorporation of the Corporation, as the same has been amended or amended and restated from time to time, the Board of Directors of the Corporation, by resolution duly adopted, authorized the creation and issuance of a series of Preferred Stock designated as Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), and established the voting rights, if any, powers, preferences and relative, participating, optional, special and other rights, if any, and the qualifications, limitations and restrictions, if any, of the Series A Preferred Stock, and on December 13, 2021, filed a Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock of the Corporation with the Secretary of State of the State of Delaware (the “Certificate of Designations”);

WHEREAS, as of the date hereof, none of the authorized shares of Series A Preferred Stock are outstanding, and no shares thereof will be issued subject to the Certificate of Designations; and

WHEREAS, it is desirable that all matters set forth in the Certificate of Designations with respect to the Series A Preferred Stock be eliminated from the certificate of incorporation of the Corporation pursuant to Section 151(g) of the General Corporation Law of the State of Delaware.

NOW, THEREFORE, BE IT AND IT RESOLVED, that all matters set forth in the Certificate of Designations with respect to the Series A Preferred Stock be eliminated from the certificate of incorporation of the Corporation pursuant to Section 151(g) of the General Corporation Law of the State of Delaware; and

RESOLVED, FURTHER, that the officers of the Corporation be, and each hereby is, authorized, empowered and directed, for, in the name of and on behalf of the Corporation, to file a certificate of elimination with the Secretary of State of the State of Delaware setting forth a copy of these resolutions and eliminating all matters set forth in the Certificate of Designations from the certificate of incorporation of the Corporation pursuant to Section 151(g) of the General Corporation Law of the State of Delaware.”

4. That all matters set forth in the Certificate of Designations with respect to the Series A Preferred Stock be, and hereby are, eliminated from the certificate of incorporation of the Corporation, as the same has been amended or amended and restated from time to time.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned officer of the Corporation has caused this Certificate of Elimination of the Series A Convertible Preferred Stock of American Virtual Cloud Technologies, Inc. to be executed on this the 28th day of February, 2022.

AMERICAN VIRTUAL CLOUD TECHNOLOGIES, INC.

/s/ Thomas King
Name:	Thomas King
Title:	Chief Financial Officer